EXHIBIT 99.1

Power Integrations Announces Fourth-Quarter and Fiscal 2007 Financial Results

 Quarterly Net Revenues Increased 28 Percent Year-over-Year to a Record
                             $52.7 Million

     Company Announces $50 Million Share Repurchase Authorization

SAN JOSE, Calif., Feb. 6, 2008 (PRIME NEWSWIRE) -- Power Integrations (Nasdaq:POWI) today announced financial results for the quarter and fiscal year ended December 31, 2007. The company's net revenues for the fourth quarter were $52.7 million, up six percent compared to $49.8 million in the prior quarter, and a 28 percent increase compared to $41.3 million in the fourth quarter of 2006. For the full year, net revenues totaled $191.0 million, an increase of 18 percent compared to $162.4 million in 2006.

Fourth-quarter gross margin under generally accepted accounting principles (GAAP) was 53.2 percent. Net income was $6.6 million, or $0.20 per diluted share, compared to $6.8 million or $0.22 per diluted share in the prior quarter and $3.0 million or $0.10 per diluted share in the year-ago quarter.

Full-year gross margin on a GAAP basis was 54.2 percent. GAAP net income totaled $26.6 million, or $0.85 per diluted share, compared to $9.4 million or $0.31 per diluted share in the prior year. Fourth-quarter and full-year net income reflect the impact of a $1.4 million charge for in-process research and development associated with the company's acquisition of Potentia Semiconductor.

Non-GAAP Results

On a non-GAAP basis which excludes stock-based compensation expenses and acquisition-related charges, fourth-quarter gross margin was 53.8 percent. Fourth-quarter net income on a non-GAAP basis was $12.4 million, or $0.38 per diluted share. This compares to non-GAAP net income of $10.1 million or $0.32 per share in the prior quarter and $5.8 million or $0.19 per share in the fourth quarter of 2006.

Full-year non-GAAP gross margin for 2007 was 54.8 percent. Non-GAAP net income for 2007 was $40.8 million or $1.31 per diluted share, compared to $21.8 million or $0.71 per diluted share in the prior year.

The company ended the year with $205.5 million in cash and investments, an increase of $72.7 million compared to the end of 2006.

Revenue mix by end market for the fourth quarter was 31 percent consumer, 28 percent communications, 20 percent computer, 14 percent industrial and 7 percent other. By product family, revenue mix was 45 percent TinySwitch(r), 25 percent TOPSwitch(r), 28 percent LinkSwitch(r) and 2 percent DPA-Switch(r).

"2007 was an excellent year for Power Integrations, with 18 percent revenue growth, over half a billion units shipped, and more than $60 million in cash flow from operations," said Balu Balakrishnan, president and CEO of Power Integrations. "The year ended on an especially high note with 28 percent year-over-year revenue growth in the fourth quarter. This growth was broad-based, with revenues from each of our major end markets growing more than 20 percent.

"The adoption of our EcoSmart(r) ICs continues to accelerate, driven by energy-efficiency standards and elevated raw material costs," noted Balakrishnan. "In particular, copper-and-iron 'energy vampires' are heading toward extinction, and our LinkSwitch products are replacing them at a rapid rate. LinkSwitch revenues grew more than 150 percent in 2007 and accounted for 28 percent of total revenues in the fourth quarter.

"The importance of energy efficiency in power supplies continues to grow," added Balakrishnan. "The California standards on external power supplies are now set to take effect nationwide in July as a result of the new U.S. energy legislation. Tighter specifications from ENERGY STAR(r) and the European Union are also scheduled to take effect this year. Our EcoSmart technology meets these and all other current and proposed standards worldwide in a highly cost-effective fashion."

Additional Highlights

 * The board of directors of Power Integrations has authorized the use of up to $50 million for the repurchase of the company's shares.
   Repurchases will be executed according to certain pre-defined price/volume guidelines set by the board of directors.

 * As announced today in a separate press release, Power Integrations has acquired Potentia Semiconductor, a developer of integrated controller chips for power conversion, for approximately $5.5 million in cash, including closing costs. Potentia's engineering team, based in Ottawa, Ontario, Canada, will form the core of a new analog design group for Power Integrations focused primarily on high-power applications.

 * Power Integrations EcoSmart technology saved an estimated six billion kilowatt-hours of electricity during 2007 through the reduction of standby power consumption. As a result, an estimated total of four million tons of CO2 emissions were averted, an amount equal to the annual emissions of approximately 670,000 automobiles.

 * In December, the judge overseeing patent-infringement litigation between Power Integrations (PI) and Fairchild Semiconductor dismissed Fairchild's suit against PI. Previously, in litigation brought against Fairchild by PI, Fairchild was found to willfully infringe four PI patents, resulting in a damage award of
   approximately $34 million. PI is now seeking an injunction against the infringing Fairchild products as well as an enhancement of the damage award based on the finding of willful infringement.

 * In November, the U.S. Court of Appeals for the Federal Circuit
   affirmed the decision of the U.S. International Trade Commission
   (ITC) that certain controller chips produced by System General
   Corp., a subsidiary of Fairchild Semiconductor, infringe two Power
   Integrations patents. The infringing parts and certain downstream products containing them remain subject to an exclusion order prohibiting their importation into the U.S. The decision clears the way for Power Integrations to proceed with its patent-infringement lawsuit against System General in Federal District Court, which had been stayed pending the appeal of the ITC decision. Because the
   Court of Appeals has affirmed the ITC decision, the ITC's finding of infringement is binding on the district court.

 * Power Integrations received five U.S. patents and one foreign patent in the fourth quarter. The company had a total of 197 U.S.
   patents and 90 foreign patents as of December 31, 2007. In 2007
   Power Integrations received a total of 34 U.S. patents and 7 foreign patents.

First-Quarter Outlook

The company expects its revenues for the first quarter of 2008 to be in the range of $50 million to $54 million. Gross margins are expected to be similar to fourth-quarter levels. First-quarter operating expenses are expected to total between $20 million and $20.5 million, including approximately $3.5 million of stock-based compensation expenses and $1 million of expenses related to patent litigation.

Conference Call at 1:45 pm Pacific Time

Power Integrations management will hold a conference call for members of the investment community today at 1:45 pm Pacific time. Members of the investment community may access the call by dialing 888-806-6208 from within the United States, or 913-312-9315 from outside the U.S. A telephonic replay will be available for 48 hours following the conclusion of the call by dialing 888-203-1112 (U.S.) or 719-457-0820 (outside the U.S.) The replay access code is 1646294. The call will also be available via a live and archived webcast on the "investor info" section of the company's website, http://investors.powerint.com.

About Power Integrations

Power Integrations, Inc. is the leading supplier of high-voltage analog integrated circuits used in power conversion. The company's breakthrough integrated-circuit technology enables compact, energy-efficient power supplies in a wide range of electronic products, in both AC-DC and DC-DC applications. The company's EcoSmart energy-efficiency technology, which dramatically reduces energy waste, has saved consumers and businesses around the world more than an estimated $2.7 billion on their electricity bills since its introduction in 1998. For more information, visit the company's website at www.powerint.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes expenses (and the related tax effects thereof) recorded under Statement of Financial Accounting Standards No. 123R, "Share-based Payment," which requires the recognition of expenses relating to share-based payments such as stock options. Also excluded from non-GAAP financial results are certain acquisition-related expenses, such as charges reflecting the write-off of purchased in-process research and development. The company uses these non-GAAP measures in its own financial and operational decision-making processes and in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company's core operating results and trends, and to facilitate comparability with the company's historical results and with the operating results of other companies that provide similar non-GAAP measures.

These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company's compensation mix, and will continue to result in significant expenses in the company's GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including other companies in Power Integrations' industry, may calculate non-GAAP financial measures differently than the company, limiting their usefulness as a comparative measure.

Note Regarding Forward-Looking Statements

The statements in this press release relating to the company's projected first-quarter financial performance are forward-looking statements, reflecting management's current forecast. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt changes. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by management's forward-looking statements. These risks and uncertainties include, but are not limited to: changes and shifts in customer demand away from products that utilize the company's integrated circuits to products that do not incorporate the company's products; the company's ability to maintain and establish strategic relationships; the effects of competition; the risks inherent in the development and delivery of complex technologies; the outcome and cost of patent litigation; the company's ability to attract, retain and motivate qualified personnel; the emergence of new markets for the company's products and services; the company's ability to compete in those markets based on timeliness, cost and market demand; and fluctuations in currency exchange rates. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors are more fully explained under the caption "Risk Factors" in the company's most recent quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on November 9, 2007. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

                       POWER INTEGRATIONS, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per-share amounts)

                           Three Months Ended     Twelve Months Ended
                     Dec. 31,  Sept. 30, Dec. 31,  Dec. 31,  Dec. 31,
                       2007      2007      2006      2007      2006
                     --------  --------  --------  --------  --------
 NET REVENUES        $ 52,680  $ 49,806  $ 41,281  $191,043  $162,403

 COST OF REVENUES      24,661    23,409    19,172    87,558    73,794
                     --------  --------  --------  --------  --------

 GROSS PROFIT          28,019    26,397    22,109   103,485    88,609
                     --------  --------  --------  --------  --------

 OPERATING EXPENSES:
 Research and
  development           6,702     6,664     6,257    25,176    24,415
 Sales and marketing    7,452     6,976     6,658    26,940    25,712
 General and
  administrative        5,846     6,475     7,916    24,249    34,648
 In-process research
  and development       1,370        --        --     1,370        --
                     --------  --------  --------  --------  --------
  Total Operating
   Expenses            21,370    20,115    20,831    77,735    84,775
                     --------  --------  --------  --------  --------

 INCOME FROM
  OPERATIONS            6,649     6,282     1,278    25,750     3,834

 OTHER INCOME, net      2,739     1,917     1,567     7,962     5,924
 INSURANCE
  REIMBURSEMENT           116        --        --       839        --
                     --------  --------  --------  --------  --------

 INCOME BEFORE
  PROVISION FOR
  INCOME TAXES          9,504     8,199     2,845    34,551     9,758

 PROVISION FOR
  INCOME TAXES          2,916     1,446      (192)    7,927       333
                     --------  --------  --------  --------  --------

 NET INCOME          $  6,588  $  6,753  $  3,037  $ 26,624  $  9,425
                     ========  ========  ========  ========  ========

 EARNINGS PER SHARE:
  Basic              $   0.22  $   0.23  $   0.11  $   0.92  $   0.32
                     ========  ========  ========  ========  ========
  Diluted            $   0.20  $   0.22  $   0.10  $   0.85  $   0.31
                     ========  ========  ========  ========  ========

 SHARES USED IN
  PER-SHARE
  CALCULATION:
  Basic                29,741    28,789    28,658    28,969    29,059
  Diluted              32,269    31,342    30,656    31,254    30,819

 SUPPLEMENTAL
  INFORMATION:

 Stock-based
  compensation
  expenses included
  in:
  Cost of revenues   $    330  $    326  $    343  $  1,268  $  1,250
  Research and
   development          1,180     1,088       993     3,829  $  4,329
  Sales and
   marketing            1,304     1,452     1,231     4,620  $  5,506
  General and
   administrative       1,006     1,041     1,071     3,548     4,375
                     --------  --------  --------  --------  --------
  Total stock-based
   compensation
   expense           $  3,820  $  3,907  $  3,638  $ 13,265  $ 15,460
                     ========  ========  ========  ========  ========

 Operating expenses
  include the
  following:
  Patent-litigation
   expenses          $  1,262  $    574  $  1,482  $  2,945  $  6,965
                     ========  ========  ========  ========  ========
  Special
   investigation/
   restatement
   expenses          $    409  $  1,735  $  2,799  $  5,366  $ 13,697
                     ========  ========  ========  ========  ========

                       POWER INTEGRATIONS, INC.
    SUPPLEMENTAL RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO
                             GAAP RESULTS
               (in thousands, except per-share amounts)

                           Three Months Ended     Twelve Months Ended
                     Dec. 31,  Sept. 30, Dec. 31,  Dec. 31,  Dec. 31,
                       2007      2007      2006      2007      2006
                     --------  --------  --------  --------  --------
 RECONCILIATION OF
  GROSS PROFIT
  MARGIN
  GAAP gross profit  $ 28,019  $ 26,397  $ 22,109  $103,485  $ 88,609
   GAAP gross profit
    margin               53.2%     53.0%     53.6%     54.2%     54.6%

  Stock-based
   compensation
   expense included
   in cost of
   revenues               330       326       343     1,268     1,250
                     --------  --------  --------  --------  --------

  Non-GAAP gross
   profit excluding
   stock-based
   compensation        28,349    26,723    22,452   104,753    89,859
                     --------  --------  --------  --------  --------
    Non-GAAP gross
     profit margin       53.8%     53.7%     54.4%     54.8%     55.3%

 RECONCILIATION OF
  OPERATING MARGIN
  GAAP income from
   operations        $  6,649  $  6,282  $  1,278  $ 25,750  $  3,834
   GAAP operating
    margin               12.6%     12.6%      3.1%     13.5%      2.4%

  Stock-based
   compensation
   expense included
   in cost of
   revenues and
   operating
   expenses:

   Cost of revenues       330       326       343     1,268     1,250
   Research and
    development         1,180     1,088       993     3,829     4,329
   Sales and
    marketing           1,304     1,452     1,231     4,620     5,506
   General and
    administrative      1,006     1,041     1,071     3,548     4,375
                     --------  --------  --------  --------  --------
   Total                3,820     3,907     3,638    13,265    15,460
                     --------  --------  --------  --------  --------

  In-process research
   and development      1,370        --        --     1,370        --

  Non-GAAP income
   from operations
   excluding stock-
   based compensation
   and IPRD charge     11,839    10,189     4,916    40,385    19,294
                     --------  --------  --------  --------  --------
   Non-GAAP operating
    margin               22.5%     20.5%     11.9%     21.1%     11.9%

 RECONCILIATION OF
  NET INCOME PER
  SHARE (DILUTED)
  GAAP net income    $  6,588  $  6,753  $  3,037  $ 26,624  $  9,425

  Adjustments to
   GAAP net income
   Total stock-based
    compensation        3,820     3,907     3,638    13,265    15,460
   In-process
    research and
    development
    charge              1,370        --        --     1,370        --
   Difference between
    GAAP and non-GAAP
    provision for
    income taxes          595      (512)     (829)     (448)   (3,074)

  Non-GAAP net
   income            $ 12,373  $ 10,148  $  5,846  $ 40,811  $ 21,811
                     --------  --------  --------  --------  --------

  Average shares
   outstanding for
   calculation of
   non-GAAP income
   per share
   (diluted)           32,269    31,342    30,656    31,254    30,819
                     --------  --------  --------  --------  --------

  Non-GAAP income per
   share excluding
   stock-based
   compensation
   (diluted)         $   0.38  $   0.32  $   0.19  $   1.31  $   0.71
                     ========  ========  ========  ========  ========

 Note on use of non-GAAP financial measures:
 Effective January 1, 2006, Power Integrations adopted SFAS 123R, which requires the company to recognize compensation expenses relating to stock-based payments. In addition to the company's consolidated financial statements, which are prepared according to GAAP, the company provides certain non-GAAP financial information that excludes expenses recognized under SFAS 123R, and the related tax effects. Also excluded from non-GAAP measures are certain acquisition-related expenses, such as charges for the write-off of purchased in-process research and development. The company uses these non-GAAP measures in its own financial and operational decision-making processes and in setting performance targets for employee-compensation purposes.
 Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company's core operating results and trends, and to facilitate comparability with the company's historical results and with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information

                       POWER INTEGRATIONS, INC.
                     CONSOLIDATED BALANCE SHEETS
                           (in thousands)

                                December 31, September 30, December 31,
                                    2007         2007          2006
                                -----------  ------------  -----------
 ASSETS
  CURRENT ASSETS:
   Cash and cash equivalents    $   118,353  $   162,402   $   124,937
   Restricted cash                    1,300        1,300         1,300
   Short-term investments            85,821       13,262         2,506
   Accounts receivable               14,221       14,652        10,489
   Inventories                       19,696       19,944        28,280
   Deferred tax assets                1,259        2,047         2,199
   Prepaid expenses and other
    current assets                    2,957        3,794         4,009
                                -----------  -----------   -----------
    Total current assets            243,607      217,401       173,720
                                -----------  -----------   -----------

  INVESTMENTS                            --        1,000         3,999
  NOTE RECEIVABLE                    10,000       10,000        10,000
  PROPERTY AND EQUIPMENT, net        56,740       55,085        53,475
  INTANGIBLE ASSETS, NET              6,262        5,315         5,895
  GOODWILL                            1,824           --            --
  DEFERRED TAX ASSETS                15,544       13,190        13,485
  OTHER ASSETS                        1,122          272           285
                                -----------  -----------   -----------
    Total assets                $   335,099  $   302,263   $   260,859
                                ===========  ===========   ===========

 LIABILITIES AND STOCKHOLDERS'
  EQUITY
  CURRENT LIABILITIES:
   Accounts payable             $    10,792  $    10,109   $     8,592
   Accrued payroll and related
    expenses                          9,212        7,044         8,668
   Income taxes payable                 852        1,608        14,509
   Deferred income on sales to
    distributors                      5,226        5,574         4,901
   Accrued professional & other
    fees                              1,844        3,868         3,294
   Other accrued liabilities            641          126           129
                                -----------  -----------   -----------
    Total current liabilities        28,567       28,329        40,093
                                -----------  -----------   -----------

  LONG-TERM INCOME TAXES PAYABLE     17,042       14,236            --
                                -----------  -----------   -----------

   Total liabilities                 45,609       42,565        40,093
                                -----------  -----------   -----------

 STOCKHOLDERS' EQUITY:
  Common stock                           30           29            29
  Additional paid-in capital        176,282      153,081       135,307
  Cumulative translation
   adjustment                            85           83             4
  Retained earnings                 113,093      106,505        85,426
                                -----------  -----------   -----------
   Total stockholders' equity       289,490      259,698       220,766
                                -----------  -----------   -----------
   Total liabilities
    stockholders' equity        $   335,099  $   302,263   $   260,859
                                ===========  ===========   ===========

CONTACT:  Power Integrations, Inc.
          Joe Shiffler
          (408) 414-8528
          jshiffler@powerint.com